BLUME LAW FIRM, P.C.

                           A PROFESSIONAL CORPORATION

                        Licensed in Arizona and Minnesota
                          Paradise Village Office Park
                           11811 North Tatum Boulevard
                                   Suite 1025
                           Phoenix, Arizona 85028-1699

                            Telephone (602) 494-7976
                            Facsimile (602) 494-7313
                         Web Site: www.blumelawflrrn.com
                         E-mail gblume@blumelawfirm.com


                                 August 1, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


    Reference:        Registration Statement on Form 10-SB


Gentlemen:

     As counsel for Novahead, Inc., we hereby consent to the incorporation as exhibits to this Form 10-SB Statement of our opinion regarding the securities registered for resale in the Form 10SB by Novahead, Inc. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.

                                                     Sincerely,
                                                     BLUME LAW FIRM, P.C.

                                                     /s/Gary R. Blume
                                                     Gary R. Blume
                                                     Attorney at law

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